                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 23, 2003

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

             Washington                                  1-15595                            91-0609840
-------------------------------------             ----------------------             -------------------------
  (State or other jurisdiction of                   (Commission File                       (IRS Employer
           incorporation)                                Number)                        Identification Number)

                601 W. 1st Avenue, Spokane, Washington 99201-5015
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 838-3111

                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if change since last report)



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ITEM 5.  OTHER EVENTS.

METROPOLITAN INVESTMENT SECURITIES, INC.

         Metropolitan Investment Securities, Inc. ("MIS"), a National Association of Securities Dealers, Inc. member firm and affiliate of the Registrant, has entered into, and on October 23, 2003 the NASD accepted, a Letter of Acceptance, Waiver and Consent ("AWC") to settle alleged violations of the NASD's rules by MIS. Under the AWC, MIS has been censured and fined $500,000. MIS, in addition to other undertakings, has agreed to make restitution to certain investors, establish a special escrow account for the benefit of additional investors and agreed not to sell securities of its affiliates until it has revised its systems, supervision, training and written procedures with respect to those sales.

         The Registrant had relied solely on MIS to sell the Registrant's securities to the public.

PREFERRED DIVIDENDS AND LIQUIDITY

         On November 3, 2003, the Registrant issued a press release regarding the suspension of the payment of dividends on the Registrant's preferred stock and a discussion of the Registrant's current liquidity. The text of the press release is as follows:

         SPOKANE WA: November 3, 2003 -- Metropolitan Mortgage & Securities Co., Inc.'s (AMEX:MPD.pr) board of directors determined today to temporarily suspend the payments of monthly dividends on all series of the preferred stock issued by the company. Dividends on the preferred stock of each series will continue to accrue at the rates set forth in the statement of rights with respect to each series.

         The dividend suspension is part of the company's ongoing effort to conserve liquidity. The company currently has cash of approximately $12 million and estimates its cash needs over the next three months for operations and maturing obligations to be approximately $27 million. The company is pursuing certain transactions that it expects will satisfy its liquidity needs for the next three months. However, there can be no assurance the company will consummate the transactions. In addition, because the company is currently unable to sell securities publicly, which sales historically have been significant sources of liquidity, the company is exploring other options to improve its liquidity position. No assurances can be given that these efforts will be successful. The company has engaged financial advisors to assist it in evaluating its strategic options.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METROPOLITAN MORTGAGE & SECURITIES
                                            CO., INC.

Date:  November 3, 2003                     By:  /s/ William A. Smith
                                               ---------------------------------
                                                 William A. Smith,
                                                 Chief Financial Officer